Exhibit 10.12
                                                    -------------

                         NINTH AMENDMENT
                         UAL CORPORATION
                  EMPLOYEE STOCK OWNERSHIP PLAN
                 (Effective as of July 12, 1994)

          By virtue and in exercise of the amending power

reserved to UAL Corporation (the "Company") under Section 13.1(a)

of the UAL Corporation Employee Stock Ownership Plan (effective as of July 12, 1994) (the "Plan"), which amending power

thereunder is subject to the approval of the Air Line Pilots

Association International ("ALPA") and the International

Association of Machinists and Aerospace Workers (the "IAM"), the

Company hereby amends the Plan, subject to the approval of ALPA and the IAM, as follows, effective April 1, 2000.



          1.   The third and fourth paragraphs of the Preamble to

the Plan are amended to read as follows:



          "Effective April 1, 2000, the Plan is an employee stock ownership plan which is intended to be qualified under Code Sections 401(a) and 4975(e)(7). The Trust holding the assets of the Trust Fund is intended to be exempt from taxation under Code Section 501(a).

          Effective April 1, 2000, the Plan consists of two portions, a `leveraged' portion (Part A) and an `unleveraged' portion (Part B). Unless the context otherwise requires or unless specifically provided, all provisions of this Plan document shall apply to both part A and Part B."



          2.   The last three sentences of Section 3.1(a)(i),

which refer to stock bonus and money purchase pension plan

components of the Plan, are hereby deleted.



          3.   The last sentence of Section 3.1(b)(ii) is amended

to read as follows:



          "Such contributions may not be used to repay
          Acquisition Loan indebtedness."



          4.   Section 3.1(b)(iii) is hereby deleted from the Plan.



          5.   The following new Section 10.1(c) is hereby added

to the Plan:



               "(c) Cash Dividends On or After April 1, 2000.

               (i) Cash Dividends Before Completion of Year 2000 Allocations. Notwithstanding subsection (b), any cash dividends with respect to shares of Class 1 Non-Voting Preferred Stock with a dividend record date after the completion of the allocations under Section 5.4 for the year 2000 shall be allocated to the Participants' ESOP Cash Accounts, pro-rata, according to the number of shares of such Preferred Stock held in such Participants' ESOP Stock Accounts on the dividend record date. The amount so allocated to each Participants' ESOP Cash Account shall be distributed to such Participant as soon as administratively feasible following such allocation, but in no event later than ninety (90) days after the close of the Plan Year in which the dividend is paid. (For reference purposes only, the allocations under Section 5.4 for the year 2000 are expected to be completed in March, 2001.)

              (ii) Special Rule for Cash Dividends Before
          Completion of Year 2000 Allocations. Notwithstanding subsection (b), any cash dividend paid with respect to shares of Class 1 Non-Voting Preferred Stock with a dividend record date within the period commencing April 1, 2000 and ending when the allocations under Section
          5.4 for the year 2000 are completed shall be applied as set forth in this clause (ii).

                   (x). Any such dividends with respect to
               shares of Class 1 Non-Voting Preferred Stock for which the allocation under Section 5.4 has been completed as of the dividend record date shall be allocated to the Participants' ESOP Cash Accounts pro rata, according to the number of such shares held in the Participants' ESOP Stock Accounts on the dividend record date. The amount so credited to each Participants' ESOP Cash Account shall be distributed to the Participant as soon as administratively feasible, but in no event later than ninety (90) days after the close of the Plan Year in which the dividend is paid.

                   (y)  Any such dividends paid with respect to
               shares of Class 1 Non-Voting Preferred Stock for which the allocation under Section 5.4 has not been completed as of the dividend record date shall be held by the Trustee. As soon as administratively feasible following the allocation of such Class 1 Non-Voting Preferred Stock, such dividends shall be allocated pro rata to the Participants according to the number of such shares of Class 1 Non-Voting Preferred Stock allocated to such Participants. Following such allocation, the dividends shall be distributed to such Participants as soon as administratively feasible, but in no event later than ninety (90) days after the close of the Plan Year in which the dividend is paid."

          6.   The following is hereby added to the end of
               Section 10.2:

               "Notwithstanding the preceding sentence, cash dividends on Company Stock (excluding Class 1 Non-Voting Preferred Stock) with a record date on or after April 1, 2000 shall be applied as set forth in the remaining provisions of this Section 10.2. Such dividends shall be allocated to the Participants' ESOP Cash Accounts pro-rata, according to the number of shares of such Company Stock held in such Accounts on the dividend record date. Such dividends shall be distributed to the Participants as soon as administratively feasible, but no later than ninety (90) days after the close of the Plan Year in which the dividend is paid."

          7.   The following is hereby added to the end of
               Section 10.3:

               "This Section 10.3 shall cease to be effective on April 1, 2000."

          8.   The following is hereby added to the end of
               Section 11.12:

               "Notwithstanding the foregoing, interest earned on the investment of dividends paid on or after April
               1, 2000 pending distribution to employees shall be used by the Trustee to partially offset the reasonable expenses of administering the Plan and Trust."

          IN WITNESS WHEREOF, the Company has caused this Ninth

Amendment to be executed on October 29, 1999.



                                   UAL CORPORATION


                                   /s/ Douglas A. Hacker
                                   ---------------------
                                   Executive Vice President & Chief
                                   Financial Officer



                                   APPROVED BY:

                                   AIR LINE PILOTS ASSOCIATION,
                                   INTERNATIONAL



                                   /s/ Michael Glawe
                                   -----------------



                                   /s/ Duane Woerth
                                   ----------------



                                   INTERNATIONAL ASSOCIATION
                                   OF MACHINISTS AND
                                   AEROSPACE WORKERS



                                   /s/ S.K. Canale
                                   ---------------



                                   /s/ Kenneth W. Thiede
                                   ---------------------